EXHIBIT I

TEEKAY TANKERS LTD. Bayside House, Bayside Executive Park, West Bay Street & Blake Road P.O. Box AP-59212, Nassau, Bahamas
NEWS RELEASE

TEEKAY TANKERS LIMITED ANNOUNCES FOURTH QUARTER AND FY2007 EARNINGS CONFERENCE CALL

Nassau, The Bahamas, February 20, 2008 – Teekay Tankers Limited (NYSE: TNK) plans to release its financial results for the fourth quarter and FY2007 after market close on Wednesday, February 27, 2008.

The Company plans to host a conference call on Thursday, February 28, 2008 at 1:00 p.m. (ET) to discuss the results for the fourth quarter and fiscal year 2007.  All shareholders and interested parties are invited to listen to the live conference call by choosing any of the following options:

•	By dialing (866) 322-1159 or (416) 640-3404 if outside North America;
•	By accessing the webcast, which will be available on Teekay Tankers web site at www.teekaytankers.com. (The archive will remain on the web site for a period of 30 days)
•	A recording of the conference call will also be available until Thursday, March 6, 2008 by dialing (888) 203-1112 or (647) 436-0148 and entering access code 7797154.

About Teekay Tankers

Teekay Tankers Ltd. is a Marshall Islands corporation recently formed by Teekay Corporation (NYSE: TK) as part of its strategy to expand its conventional oil tanker business. Teekay Tankers Ltd. currently owns a fleet of nine double-hull Aframax-class oil tankers, which an affiliate of Teekay Corporation manages through a mix of short- or medium-term fixed-rate time-charter contracts and trading in the spot tanker market. In addition, Teekay Corporation has agreed to offer to Teekay Tankers Ltd., within 18 months following the completion of its initial public offering on December 18, 2007, the opportunity to purchase up to four existing Suezmax-class oil tankers. Teekay Tankers Ltd. intends to distribute on a quarterly basis all of its cash available for distribution, subject to any reserves established by its board of directors.

Teekay Tankers’ common stock trades on the New York Stock Exchange under the symbol “TNK”.

For Investor Relations enquiries contact:
Dave Drummond
Tel: + 1 (604) 844-6654

For Media enquiries contact:
Alana Duffy
Tel: + 1 (604) 844-6605

Web site:  www.teekaytankers.com

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